Exhibit 99.3

RANGER ENERGY SERVICES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma condensed consolidated financial statements of Ranger Energy Services, Inc. (the ‘‘Company’’) for the year ended December 31, 2016 and as of and for the six months ended June 30, 2017, are derived from the historical audited combined consolidated and unaudited condensed combined consolidated financial statements of Ranger Energy Services, Inc. Predecessor (‘‘Predecessor’’) and are qualified in their entirety by reference to such historical audited combined consolidated and unaudited condensed combined consolidated financial statements and related notes contained therein.

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2016 includes the following adjustments: (i) the acquisitions of Magna Energy Services, LLC ("Magna") and Bayou Workover Services, LLC ("Bayou"), (ii) the acquisition (the "ESCO Acquisition") of substantially all of ESCO Leasing, LLC's ("ESCO") assets and certain of ESCO's liabilities, (iii) certain reorganization transactions (the "Reorganization") undertaken in connection with the Company's initial public offering of Class A common stock (the "Offering") and (iv) the Offering, as if each had been completed as of January 1, 2016. The unaudited pro forma condensed consolidated financial statements as of and for the six months ended June 30, 2017 include the following adjustments: (i) the ESCO Acquisition, (ii) the Reorganization and (iii) the Offering, as if each had been completed as of January 1, 2016, in the case of the unaudited pro forma condensed consolidated statement of operations, and June 30, 2017, in the case of the unaudited pro forma condensed consolidated balance sheet.

The Predecessor's, Magna's and Bayou's fiscal years end on December 31 and ESCO's fiscal year ends on April 30. Because the fiscal year ends of the Predecessor and ESCO differ by greater than 93 days, the financial information for the Predecessor for the fiscal year ended December 31, 2016 and the six months ended June 30, 2017 and the financial information for ESCO for the twelve months ended January 31, 2017 and the six months ended July 31, 2017 has been used in the preparation of the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2016 and the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2017, respectively. The unaudited financial information for ESCO for the twelve months ended January 31, 2017 was calculated by taking the audited year ended April 30, 2017, adding the unaudited three months ended April 30, 2016 and subtracting the unaudited three months ended April 30, 2017. The unaudited financial information for ESCO for the six months ended July 31, 2017 was calculated by taking the audited year ended April 30, 2017, subtracting the unaudited nine months ended January 31, 2017 and adding the unaudited three months ended July 31, 2017. Financial information of the Predecessor as of June  30, 2017 and the financial information of ESCO as of July  31, 2017 has been used in the preparation of the unaudited pro forma condensed consolidated balance sheet as of June 30, 2017. Further, the historical financial statements of ESCO do not purport to indicate the financial condition or results of operations of the acquired assets for future periods, in part because certain liabilities and costs included therein were not assumed by the Company in the ESCO Acquisition.

For purposes of the unaudited pro forma condensed consolidated financial statements, the Offering is defined as the issuance and sale to the public by the Company of 5,862,069 shares of Class A common stock of the Company and the application by the Company of the net proceeds from such issuance as described in the prospectus relating thereto. The net proceeds from the sale of the Class A common stock were $75.2 million, net of underwriting discounts of $4.8 million and other offering costs of $5.0 million. The Magna, Bayou and ESCO acquisitions were accounted for as business combinations using the acquisition method of accounting. Accordingly, the preliminary purchase price as it relates to Magna and Bayou was allocated to the assets acquired and liabilities assumed based upon management's preliminary estimates of fair value. Management is in the process of engaging a third-party valuation firm to assist in their assessment and estimates of the fair value of the assets acquired and liabilities assumed as part of the ESCO Acquisition. Until this preliminary purchase price allocation has been completed, management has allocated any excess of the purchase consideration over the historical book value of the net assets acquired to goodwill. The determination of fair value is dependent upon valuations as of the acquisition date and the final adjustments to the purchase price, which when they occur may result in an adjustment to the value of the acquired assets reflected in the unaudited pro forma condensed consolidated financial statements. Any such adjustments may be material.

The unaudited pro forma condensed consolidated balance sheet and the unaudited pro forma condensed consolidated statements of operations were derived by adjusting the historical unaudited condensed combined consolidated financial statements of the Predecessor. The adjustments are based upon currently available information and certain estimates and assumptions. Actual effects of the transactions may differ from the pro forma adjustments. Management believes, however, that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments are factually supportable and give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements have been prepared on the assumption that the Company will be treated as a corporation for federal income tax purposes. The Company does not initially expect to recognize any income tax effects of becoming a corporation for federal income tax purposes.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and with the historical unaudited condensed combined consolidated financial statements and related notes.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and with (i) the historical audited combined consolidated financial statements of the Predecessor included in the Company's Registration Statement on Form S-1 relating to the Offering, (ii) the historical unaudited condensed combined consolidated financial statements of the Predecessor included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, (iii) the historical audited and unaudited financial statements of ESCO included in the Company's Current Report on Form 8-K/A filed on October 10, 2017, (iv) the historical audited consolidated and historical unaudited condensed consolidated financial statements of Magna included in the Company's Registration Statement on Form S-1 relating to the Offering and (v) the historical audited financial statements of Bayou included in the Company's Registration Statement on Form S-1 relating to the Offering, in each case along with the accompanying notes.

The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not purport to indicate the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the Magna, Bayou, and ESCO acquisitions or the Reorganization and the Offering been consummated on the dates or for the periods presented. The unaudited pro forma condensed consolidated financial statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those illustrated.

RANGER ENERGY SERVICES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2017
(in millions)

	(a)	(b)	(c)
	Predecessor	ESCO Leasing, Inc.	Excluded Assets/ Liabilities	Purchase Accounting Adjustments		Related Party Borrowings		Offering related Adjustments		Corporate Reorganization Adjustments		Total Pro Forma
Assets
Current assets
Cash and cash equivalents	$2.4	$3.7	$(3.7)	$(45.2)	(2)	$3.5	(j)	$63.2	(f)	$—		$23.9
Certificate of deposit	—	1.0	(1.0)	—		—		—		—		—
Restricted cash	1.6	—	—	—		—		—		—		1.6
Accounts receivable, net	19.1	9.4	(2.5)	—		—		—		—		26.0
Employee and other receivables, current portions	—	0.1	(0.1)	—		—		—		—		—
Unbilled revenues	1.5	—	—	—		—		—		—		1.5
Inventory	—	0.4	—	(0.4)	(d)	—		—		—		—
Prepaid expenses and other current assets	4.1	1.1	(1.1)	(2.1)	(d)(2)	—		—		—		2.0
Assets held for sale	2.9			—		—		—		—		2.9
Total current assets	31.6	15.7	(8.4)	(47.7)		3.5		63.2		—		57.9
Property, plant and equipment, net	120.9	42.1	(3.3)	—		—		—		—		159.7
Goodwill	1.6	1.2	(1.2)	16.4	(2)	—		—		—		18.0
Intangible assets, net	8.9	—	—	—		—		—		—		8.9
Investment in unrelated company	—	2.3	(2.3)	—		—		—		—		—
Long-term employee and other receivables, less current portions	—	0.4	(0.4)	—		—		—		—		—
Other assets	2.3	—	—	—		—		(2.1)	(k)	—		0.2
Total assets	$165.3	$61.7	$(15.6)	$(31.3)		$3.5		$61.1		$—		$244.7

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$11.7	$1.2	$(0.5)	$—		$—		$(2.1)	(k)	$—		$10.3
Accounts payable - related party	—	—	—	—		—		—		—		—
Accrued expenses	11.2	5.9	(1.3)	(2.5)	(d)	—		—		—		13.3
Capital lease obligations, current portion	7.4	—	—	—		—		—		—		7.4
Related party debt	17.6	—	—	—		8.7	(j)	(26.3)	(g)	—		-
Long-term debt, current portion	10.5	4.5	(4.5)	1.3	(2)	—		(10.5)	(h)	—		1.3
Total current liabilities	58.4	11.6	(6.3)	(1.2)		8.7		(38.9)		—		32.3
Capital lease obligations, less current portion	0.7	—	—	—		—		—		—		0.7
Long-term debt, less current portion	—	2.9	(2.9)	5.7	(2)	—		—		—		5.7
Other long-term liabilities	1.0	—	—	—		—		—		—		1.0
Total liabilities	60.1	14.5	(9.2)	4.5		8.7		(38.9)		—		39.7

Net parent investment	105.2	47.2	(6.4)	(40.8)		(5.2)	(j)	—		(100.0)	(i)	—
Class A common stock	—	—	—	—		—		0.1	(g)	0.0	(i)	0.1
Class B common stock	—	—	—	—		—		0.0	(g)	0.1	(i)	0.1
Additional paid in capital	—	—	—	5.0	(2)(e)	—		99.9	(f)(g)(k)	99.9	(i)	204.8
Total liabilities and net parent investment	$165.3	$61.7	$(15.6)	$(31.3)		$3.5		$61.1		$—		$244.7

The accompanying notes are integral part of the unaudited pro forma condensed consolidated financial statements

RANGER ENERGY SERVICES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2017
(in millions)

	(a)	(b)	(c)
	Predecessor	ESCO Leasing, Inc.	Excluded Costs	Purchase Accounting Adjustments		Offering Related Adjustments		Corporate Reorganization Adjustments		Total Pro Forma
Revenues
Well Services	$59.0	$24.8	$(6.6)	$—		$—		$—		$77.2
Processing Solutions	3.8	—	—	—		—		—		3.8
Total revenues	62.8	24.8	(6.6)	—		—		—		81.0

Operating expenses
Cost of services (exclusive of depreciation and amortization shown separately):
Well Services	48.7	16.4	(5.2)	—		—		—		59.9
Processing Solutions	1.4	—	—	—		—		—		1.4
Total cost of services	50.1	16.4	(5.2)	—		—		—		61.3
General and administrative	15.6	7.2	(2.4)	0.2	(d)	—		—		20.6
Bad debt expense	—	0.2	—	(0.2)	(d)					—
Depreciation and amortization	7.6	3.9	(0.2)	—		—		—		11.3
Total operating expenses	73.3	27.7	(7.8)	—		—		—		93.2

Operating loss	(10.5)	(2.9)	1.2	—		—		—		(12.2)

Other expenses
Interest expense, net	(1.6)	(0.2)	0.2	—		1.4	(e)	—		(0.2)
Total other expenses	(1.6)	(0.2)	0.2	—		1.4		—		(0.2)
Loss before income tax expense	(12.1)	(3.1)	1.4	—		1.4		—		(12.4)
Tax provision	—	—	—	—		—		1.3	(o)	1.3
Net loss	$(12.1)	$(3.1)	$1.4	$—		$1.4		$(1.3)		$(13.7)

The accompanying notes are integral part of the unaudited pro forma condensed consolidated financial statements

RANGER ENERGY SERVICES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

(in millions)

	Predecessor Historical (a)	Magna Energy Services, LLC (f)	Bayou Workover Services, LLC (g)	Esco Leasing, LLC (h)	Esco Excluded Costs		Purchase Accounting Adjustments		Offering Related Adjustments		Corporate Reorganization Adjustments	Pro forma
Revenues
Well Services	$ 46.3	$ 16.5	$ 27.3	$ 32.5	$ (3.1)	(c)	$—		$—		$—	$ 119.5
Processing Solutions	6.5	—	—	—	—		—		—		—	6.5
Total revenues	52.8	16.5	27.3	32.5	(3.1)		—		—		—	126.0
Operating expenses:
Cost of services (exclusive of depreciation and amortization shown separately)
Well Services	36.7	13.0	23.2	26.0	(3.3)	(c)	—		—		—	95.6
Processing Solutions	2.6	—	—	—	—		—		—		—	2.6
Total cost of services	39.3	13.0	23.2	26.0	(3.3)				—		—	98.2
General and administrative expenses	11.4	5.2	5.0	13.0	(7.6)	(c)	(0.3)	(i)(j)(k)	—		—	26.7
Depreciation and amortization	6.6	5.1	9.6	8.2	(0.3)	(c)	(7.2)	(l)	—		—	22.0
Impairment expense	—	—	—	0.4	(0.4)	(c)	—		—		—	—
Management fees	—	0.3	—	—	—		(0.3)	(i)	—		—	—
Total operating expenses	57.3	23.6	37.8	47.6	(11.6)		(7.8)		—		—	146.9
Operating loss	(4.5)	(7.1)	(10.5)	(15.1)	8.5		7.8		—		—	(20.9)
Other expenses
Interest expense, net	(0.5)	(0.7)	—	(0.5)	0.5	(c)	—		0.1	(e)	—	(1.1)
Income (loss) before income taxes	(5.0)	(7.8)	(10.5)	(15.6)	9.0		7.8		0.1		—	(22.0)
Income tax provision	—	—	—	0.1	—		—		—		—	0.1
Net income (loss)	$ (5.0)	$ (7.8)	$ (10.5)	$ (15.7)	$ 9.0		$ 7.8		$ 0.1		$—	$ (22.1)
Less: net loss attributable to non‑controlling interest												$ (9.9)
Net loss attributable to shareholders												$ (12.2)
Net loss per share:
Basic												(1.79)	(m)
Diluted												(1.79)	(m)
Weighted average shares outstanding
Basic												6,788,367	(m)
Diluted												6,788,367	(m)(n)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements .

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of presentation, transaction and this offering

The historical financial information is derived from the historical audited combined consolidated and the unaudited condensed combined consolidated financial statements of our Predecessor. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2016 includes the following adjustments: (i) the acquisitions of Magna and Bayou, (ii) the ESCO Acquisition, (iii) the Reorganization and (iv) the Offering, as if each had been completed as of January 1, 2016. The unaudited pro forma condensed consolidated financial statements as of and for the six months ended June 30, 2017 include the following adjustments: (i) the ESCO Acquisition, (ii) the Reorganization and (iii) the Offering, as if each had been completed as of January 1, 2016, in the case of the unaudited pro forma condensed consolidated statement of operations, and June 30, 2017, in the case of the unaudited pro forma condensed consolidated balance sheet. The adjustments are based on currently available information and certain estimates and assumptions and therefore the actual effects of these transactions will differ from the pro forma adjustments.

2. Purchase Price Allocation

On May 30, 2017, the Company signed a purchase sale agreement, which was amended and restated on July 31, 2017, to acquire assets of ESCO, contingent on the successful completion of the IPO. The agreement closed in connection with the successful completion of the IPO on August 16, 2017. The amended and restated agreement excluded certain assets and changed payments to include $7.0 million of secured seller notes. ESCO is primarily engaged in the completion, repair and workover of oil and gas wells and drilling and completing water wells for oil and gas customers. The acquisition will be accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification (‘‘ASC’’) 805, Business Combinations. ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values, as determined in accordance with ASC 820, Fair Value Measurements, as of the acquisition date. Under the acquisition method of accounting, the assets acquired and liabilities assumed are recorded at the effective time of the acquisition at their respective fair values and added to those of the Company.

The following information below represents the preliminary purchase allocation related to the

ESCO Acquisition (in millions):

Total estimated purchase consideration transferred—Cash(1) . . .. . . . . . . . . . . . .	$47.7
Total estimated purchase consideration transferred—Debt . . . . . . . . . . . . . . .	7.0
Total estimated purchase consideration transferred—Equity issued . . . . . . . . .	5.0
Total estimated consideration transferred . . . . . . . . . . . . . . . . . . . . . . . .	59.7
Net assets acquired . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	43.3
Goodwill . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$16.4

(1)

On June 1, 2017, the Company used $2.5 million of the proceeds it received from related party debt to pay a portion of the $47.7 million cash consideration for ESCO. The related party debt was repaid and terminated in connection with the consummation of the offering in consideration for the issuance of Class A common stock and Ranger Units to the lenders thereof. The $2.5 million is included on ESCO’s balance sheet under the current liabilities.

3. Unaudited pro forma condensed consolidated balance sheet adjustments and assumptions

The adjustments are based on currently available information and certain estimates and assumptions and therefore the actual effects of these transactions will differ from the pro forma adjustments. A description of these transactions and adjustments are provided as follows:

(a)	Reflects the historical unaudited condensed combined consolidated balance sheet of the Predecessor as of June 30, 2017.

(b)	Reflects the historical audited balance sheet (adjusted for rounding) of ESCO as of July 31, 2017.

(c)

Reflects the exclusion of historical assets and liabilities of THI Water Well, an operating unit of ESCO that was not acquired as part of the ESCO Acquisition, along with other historical assets and liabilities of ESCO not acquired by the Company based on the ESCO Asset Purchase Agreement.

(d)	Reflects the reclassification of $0.4 million of ESCO inventory to prepaid expenses and other current assets to align with the predecessor’s presentation as of June 30, 2017.

(e)	Reflects the shares issued for purchase consideration for ESCO.

(f)

Reflects the proceeds to the Company from the issuance and sale of 5,862,069 million shares of Class A common stock in the Offering at the initial public offering price of $14.50 per share, and after deducting estimated underwriting discounts and commission and offering expense of approximately $10.6 million, the repayment of long-term debt of $10.5 million, and cash bonuses paid to certain employees of $0.7 million.

(g)	Reflects the repayment of related party debt with Class A common stock.

(h)	Reflects the repayment of long-term debt with proceeds from the issuance of the Class A common stock.

(i)

Reflects the pro forma adjustments to net parent investment, Class A common stock, Class B common stock, additional paid-in capital and to non-controlling interest to give effect to the Corporate Reorganization.

(j)

Reflects the pro forma adjustment to cash and cash equivalents and related party debt of $3.5 million to reflect additional related party borrowings subsequent to June 30, 2017 and the associated impacts to related party debt and the net parent investment related to the make-whole provision of $5.2 million.

(k)	Reflects the capitalization of costs directly attributable to the Offering and the subsequent reclassification to stockholders’ equity in connection with the consummation of the Offering.

4. Unaudited pro forma condensed consolidated statements of operations adjustments and assumptions

The adjustments are based on currently available information and certain estimates and assumptions and therefore the actual effects of these transactions will differ from the pro forma adjustments. A description of these transactions and adjustments are provided as follows:

(a)

Reflects the historical audited combined consolidated statement of operations of the Predecessor for the year ended December 31, 2016 and the historical unaudited condensed combined consolidated statement of operations of the Predecessor for the six months ended June 30, 2017.

(b)	Reflects the historical unaudited statement of operations of ESCO for the twelve months ended January 31, 2017 and the unaudited statement of operations of ESCO for the six months ended July 31, 2017

(c)

Reflects the exclusion of historical results of operations of THI Water Well, an operating unit of ESCO that was not acquired as part of the ESCO Acquisition, as well as certain expenses (notably management fees, airplane and ranch expenses).

(d)	Reflects the reclassification of $0.2 million of ESCO bad debt expense to general and administrative expense to align with the Company’s presentation for the six months ended June 30, 2017.

(e)

Reflects the net adjustment to interest expense, net due to the repayment of the long-term debt and the associated elimination of the related interest expense, and the additional interest expense related to the $7.0 million of debt included as part of the ESCO Acquisition.

(f)	Reflects the historical unaudited statement of operations (adjusted for rounding) of Magna for the period from January 1, 2016 through June 24, 2016 (date of acquisition).

(g)	Reflects the historical audited statement of operations of Bayou for the period from January 1, 2016 through October 3, 2016 (date of acquisition).

(h)	Reflects the historical unaudited statement of operations (adjusted for rounding) of ESCO for the period from February 1, 2016 through January 31, 2017.

(i)	Reflects the reclassification of $0.3 million of Magna management fees to general and administrative expense to align with the Predecessor’s presentation during the year ended December 31, 2016.

(j)	Reflects the amortization of $0.2 million, representing the acquired Bayou market leasehold recorded as a liability during the year ended December 31, 2016.

(k)	Reflects the elimination of transaction costs of $0.5 million related to the Magna and Bayou acquisitions incurred during the year ended December 31, 2016.

(l)	Reflects the estimated depreciation and amortization due to the fair value adjustments to the property, plant and equipment and intangible assets acquired in the Magna, Bayou and ESCO acquisitions.

(m)

Reflects the pro forma weighted average shares outstanding and the pro forma earnings per share assuming the Class A common stock outstanding following consummation of the Offering and related transactions (including the ESCO Acquisition and the repayment of our bridge loan) was outstanding from the beginning of the respective periods presented.

(n)

Approximately 6.9 million shares of Class A common stock issuable upon exercise of the Redemption Right by the Ranger Unit Holders were excluded from the calculation of diluted earnings per share for the period presented, as the effect would be anti-dilutive.

(o)	Reflects the Company’s tax expense associated with the Company’s obligation related to the Texas Margin Tax. The Company’s federal tax rate is 0% as it expects a 100% valuation allowance.